Archrock Reports Fourth Quarter and Full Year 2022 Results

and Provides 2023 Guidance

HOUSTON, February 21, 2023 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the fourth quarter and full year 2022 and provided 2023 financial guidance.

Fourth Quarter and Full Year 2022 Highlights

●	Revenue for the fourth quarter of 2022 was $218.9 million compared to $195.2 million in the fourth quarter of 2021. Revenue for 2022 was $845.6 million compared to $781.5 million in 2021.
●	Net income for the fourth quarter of 2022 was $10.5 million compared to $6.0 million in the fourth quarter of 2021. Net income for 2022 was $44.3 million compared to $28.2 million in 2021.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2022 was $89.0 million compared to $83.5 million in the fourth quarter of 2021. Adjusted EBITDA for 2022 was $363.3 million compared to $360.8 million in 2021.
●	Declared a quarterly dividend of $0.15 per common share for the fourth quarter of 2022, an increase of 3 percent over the third quarter 2022 level. Dividend coverage for 2022 was 1.9x compared to 2.2x in 2021.
●	Achieved record period-end utilization of 93% for the fourth quarter of 2022 compared to 84% in the fourth quarter of 2021.

Management Commentary and Outlook

“We closed out 2022 with significant operating momentum and solid financial performance,” said Brad Childers, Archrock’s President and Chief Executive Officer. “For the full year 2022, we grew operating horsepower by approximately 375,000 horsepower, excluding non-strategic asset sales, drove a 900 basis point increase in our period-end utilization to 93% and generated net income and earnings per share growth. We also continued to divest small, non-strategic compressors, and, as a result, large horsepower now represents 84% of our total fleet.

“Our 2023 outlook reflects progress on our strategic transformation and market fundamentals for the compression industry that are as exciting as I have ever seen. This includes record utilization, significantly higher pricing and enhanced profitability, which at the midpoint of our guidance translates into adjusted EBITDA growth of more than $50 million compared to 2022. Our focus in the coming year will be on demonstrating our earnings power through excellent operating execution – efficiently and profitably capturing robust demand for compression, continuing to deliver a first-rate customer experience, harnessing our upgraded technology platform and high-graded asset base and prioritizing opportunities to help our customers with emissions management.

“Turning to capital allocation, our conviction in a multi-year upcycle for compression and Archrock’s strategy drove the decision to resume dividend growth, beginning with the February 2023 payment. With proactive debt reduction of more than $300 million since the end of 2019 and a visible inflection point in our financial performance, we expect to achieve a leverage ratio of below 4.0 times as well as dividend coverage of approximately 2.0 times during 2023. At the same time, as the demand for compression exceeds available equipment, we plan to capitalize on the opportunity to redeploy the proceeds received from non-strategic asset sales for investment in large horsepower compression units. I am confident that the strength of our people, assets and strategy will drive continued and increased shareholder value and returns in 2023 and beyond,” concluded Childers.

Fourth Quarter and Full Year 2022 Financial Results

Archrock’s fourth quarter 2022 net income of $10.5 million included a non-cash long-lived and other asset impairment of $5.2 million and a non-cash unrealized change in the fair value of our investment in an unconsolidated affiliate of $1.9 million. Archrock’s fourth quarter 2021 net income of $6.0 million included a non-cash long-lived and other asset impairment of $6.2 million and restructuring costs of $950,000, partially offset by an insurance settlement related to damages to facilities and compressors caused by Hurricane Ida of $2.8 million.

Adjusted EBITDA for the fourth quarter of 2022 and 2021 included $6.7 million and $0.7 million, respectively, in net gains related to the sale of compression and other assets.

Archrock’s full year 2022 net income of $44.3 million included the following items: non-cash long-lived and other asset impairment of $21.4 million and a non-cash unrealized change in the fair value of our investment in an unconsolidated affiliate of $1.9 million. Archrock’s full year 2021 net income of $28.2 million included the following items: non-cash long-lived and other asset impairment of $21.4 million, restructuring costs related to severance and property exit and disposals totaling $2.9 million, a non-cash write-off of unamortized deferred financing costs of $4.9 million, non-cash depreciation expense from the write-off of assets damaged in Hurricane Ida of $2.0 million and a non-income-based tax benefit of $2.5 million.

Adjusted EBITDA for the full year 2022 and 2021 included $40.5 million and $30.3 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the fourth quarter of 2022, contract operations segment revenue totaled $177.4 million, an increase of 11% compared to $159.5 million in the fourth quarter of 2021. Gross margin was $103.0 million, up from $99.0 million in the fourth quarter of 2021. This reflected a gross margin percentage of 58%, compared to 62% in the fourth quarter of 2021. Total operating horsepower at the end of the fourth quarter of 2022 was 3.4 million compared with 3.2 million at the end of the fourth quarter of 2021, and reflected the sale of 176,000 active horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the fourth quarter of 2022 was 93%, compared to 84% at the end of the fourth quarter of 2021.

Aftermarket Services

For the fourth quarter of 2022, aftermarket services segment revenue totaled $41.5 million, an increase of 16% compared to $35.7 million in the fourth quarter of 2021, driven by higher parts sales and service activity. Gross margin of $7.1 million increased 36% compared to $5.2 million in the fourth quarter of 2021. Gross margin percentage was 17%, up from 15% in the prior year quarter.

Balance Sheet

Long-term debt was $1.5 billion at December 31, 2022 and our available liquidity totaled $487.6 million. Our leverage ratio was 4.4x, compared to 4.3x as of December 31, 2021.

Quarterly Dividend

Our Board of Directors recently declared an increased quarterly dividend of $0.15 per share of common stock, or $0.60 per share on an annualized basis. The fourth quarter 2022 dividend per share amount represents an increase of 3 percent over the Archrock third quarter 2022 dividend level. Dividend coverage in the fourth quarter of 2022 was 1.5x and for the full-year 2022 was 1.9x. The fourth quarter 2022 dividend was paid on February 14, 2023 to stockholders of record at the close of business on February 7, 2023.

2023 Annual Guidance

Archrock is providing annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2023 Guidance
	Low	High
Net income (1)	$75,000	$105,000
Adjusted EBITDA(2)	400,000	430,000
Cash available for dividend(3)(4)	202,000	227,000

Segment
Contract operations revenue	$775,000	$800,000
Contract operations gross margin percentage(5)	60%	62%
Aftermarket services revenue	$170,000	$180,000
Aftermarket services gross margin percentage	17%	18.5%

Selling, general and administrative(5)	$106,000	$104,000

Capital expenditures
Growth capital expenditures	$180,000	$200,000
Maintenance capital expenditures	75,000	80,000
Other capital expenditures	15,000	15,000

(1)	2023 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for both 2022 and 2021 was $21.4 million.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(24.5) million and $(9.5) million for 2022 and 2021, respectively.
(5)	2023 annual guidance reflects the change in tax compliance for approximately $10 million of sales taxes associated with contract operations cost of sales; these costs will be accounted for in contract operations cost of sales in 2023 but were accounted for in selling, general and administrative costs during 2022 and 2021.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2022		2022		2021		2022		2021
Net income	$10,458		$15,371		$5,992		$44,296		$28,217
Adjusted EBITDA	$89,040		$91,919		$83,499		$363,325		$360,809

Contract operations revenue	$177,350		$170,497		$159,501		$677,801		$648,311
Contract operations gross margin	$103,002		$98,803		$99,047		$398,903		$403,825
Contract operations gross margin percentage	58%		58%		62%		59%		62%

Aftermarket services revenue	$41,521		$43,171		$35,748		$167,767		$133,150
Aftermarket services gross margin	$7,116		$7,338		$5,242		$27,181		$18,719
Aftermarket services gross margin percentage	17%		17%		15%		16%		14%

Selling, general, and administrative	$31,220		$30,500		$27,167		$117,184		$107,167

Cash available for dividend	$34,898		$41,354		$45,545		$170,908		$199,838
Cash available for dividend coverage	1.5	x	1.8	x	2.0	x	1.9	x	2.2	x

Free cash flow	$(27,252)		$56,296		$6,928		72,534		253,507
Free cash flow after dividend	$(49,841)		$33,737		$(15,423)		(17,781)		164,164

Total available horsepower (at period end)	3,726		3,747		3,878
Total operating horsepower (at period end)	3,448		3,353		3,247
Horsepower utilization spot (at period end)	93%		89%		84%

Conference Call Details

Archrock will host a conference call on Wednesday, February 22, 2023, to discuss fourth quarter and full year 2022 financial results and 2023 guidance. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-440-5667 in the United States and Canada or 1-646-960-0476 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non–GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long–lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non–cash stock–based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2022 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non–GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non–GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long–lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non–cash stock–based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2022 cash available for dividend guidance to net income appear below.

Free cash flow, a non–GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non–GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is the leading provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward–Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward–looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s development and deployment of new technologies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; Archrock’s ability to integrate ECOTEC’s products and services into its business and offer them to its customers; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward–looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward–looking statements are also affected by the risk factors, forward–looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10–K for the year ended December 31, 2021, Archrock’s Quarterly Reports on Form 10–Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward–looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281–836–8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue:
Contract operations	$177,350	$170,497	$159,501	$677,801	$648,311
Aftermarket services	41,521	43,171	35,748	167,767	133,150
Total revenue	218,871	213,668	195,249	845,568	781,461

Cost of sales (excluding depreciation and amortization):
Contract operations	74,348	71,694	60,454	278,898	244,486
Aftermarket services	34,405	35,833	30,506	140,586	114,431
Total cost of sales (excluding depreciation and amortization)	108,753	107,527	90,960	419,484	358,917

Selling, general and administrative	31,220	30,500	27,167	117,184	107,167
Depreciation and amortization	39,911	39,953	43,761	164,259	178,946
Long-lived and other asset impairment	5,225	4,154	6,243	21,442	21,397
Restructuring charges	—	—	950	—	2,903
Interest expense	26,380	25,177	25,424	101,259	108,135
Gain on sale of assets, net	(6,739)	(12,695)	(709)	(40,494)	(30,258)
Other (income) expense, net	1,897	(585)	(3,073)	1,845	(4,707)
Income before income taxes	12,224	19,637	4,526	60,589	38,961
Provision for (benefit from) income taxes	1,766	4,266	(1,466)	16,293	10,744
Net income	$10,458	$15,371	$5,992	$44,296	$28,217

Basic and diluted net income per common share (1)	$0.07	$0.10	$0.04	$0.28	$0.18

Weighted average common shares outstanding:
Basic	153,554	153,550	152,320	153,281	151,684
Diluted	153,682	153,687	152,442	153,410	151,830

(1)	Basic and diluted net income per common share is computed using the two–class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock–settled restricted stock units that have non–forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended	Year Ended
December 31,	September 30,	December 31,	December 31,	December 31,
2022	2022	2021	2022	2021
Revenue:
Contract operations	$177,350	$170,497	$159,501	$677,801	$648,311
Aftermarket services	41,521	43,171	35,748	167,767	133,150
Total revenue	$218,871	$213,668	$195,249	$845,568	$781,461

Gross margin (1):
Contract operations	$103,002	$98,803	$99,047	$398,903	$403,825
Aftermarket services	7,116	7,338	5,242	27,181	18,719
Total gross margin	$110,118	$106,141	$104,289	$426,084	$422,544

Gross margin percentage:
Contract operations	58%	58%	62%	59%	62%
Aftermarket services	17%	17%	15%	16%	14%
Total gross margin percentage	50%	50%	53%	50%	54%

Selling, general and administrative	$31,220	$30,500	$27,167	$117,184	$107,167
% of revenue	14%	14%	14%	14%	14%

Adjusted EBITDA (1)	$89,040	$91,919	$83,499	$363,325	$360,809
% of revenue	41%	43%	43%	43%	46%

Capital expenditures	$68,835	$64,966	$27,004	$239,867	$97,885
Proceeds from sale of property, plant and equipment and other assets	(7,132)	(44,262)	(5,149)	(120,265)	(112,907)
Net capital expenditures	$61,703	$20,704	$21,855	$119,602	$(15,022)

Total available horsepower (at period end) (2)	3,726	3,747	3,878	3,726	3,878
Total operating horsepower (at period end) (3)	3,448	3,535	3,247	3,448	3,247
Average operating horsepower	3,394	3,355	3,220	3,328	3,282
Horsepower utilization:
Spot (at period end)	93%	89%	84%	93%	84%
Average	91%	88%	83%	87%	82%

Dividend declared for the period per share	$0.150	$0.145	$0.145	$0.580	$0.580
Dividend declared for the period to all shareholders	$23,614	$22,645	$22,598	$91,340	$89,590
Cash available for dividend coverage (4)	1.5	x	1.8	x	2.0	x	1.9	x	2.2	x

Free cash flow (1)	$(27,252)	$56,296	$6,928	$72,534	$253,507
Free cash flow after dividend (1)	$(49,841)	$33,737	$(15,423)	$(17,781)	$164,164

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.
(2)	Defined as idle and operating horsepower, and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	December 31,	September 30,	December 31,
	2022	2022	2021
Balance Sheet
Long-term debt (1)	$1,548,334	$1,498,895	$1,530,825
Total equity	860,693	869,816	891,438

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net income	$10,458	$15,371	$5,992	$44,296	$28,217
Depreciation and amortization	39,911	39,953	43,761	164,259	178,946
Long-lived and other asset impairment	5,225	4,154	6,243	21,442	21,397
Unrealized change in fair value of investment in unconsolidated affiliate	1,864	—	—	1,864	—
Restructuring charges	—	—	950	—	2,903
Interest expense	26,380	25,177	25,424	101,259	108,135
Stock-based compensation expense	2,893	2,998	2,595	11,928	11,336
Amortization of capitalized implementation costs (1)	543	—	—	1,984	—
Indemnification income, net	—	—	—	—	(869)
Provision for (benefit from) income taxes	1,766	4,266	(1,466)	16,293	10,744
Adjusted EBITDA (2)	89,040	91,919	83,499	363,325	360,809
Selling, general and administrative	31,220	30,500	27,167	117,184	107,167
Stock-based compensation expense	(2,893)	(2,998)	(2,595)	(11,928)	(11,336)
Amortization of capitalized implementation costs	(543)	—	—	(1,984)	—
Unrealized change in fair value of investment in unconsolidated affiliate	(1,864)	—	—	(1,864)	—
Indemnification income, net	—	—	—	—	869
Gain on sale of assets, net	(6,739)	(12,695)	(709)	(40,494)	(30,258)
Other (income) expense, net	1,897	(585)	(3,073)	1,845	(4,707)
Gross margin (2)	$110,118	$106,141	$104,289	$426,084	$422,544

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the fourth quarter of 2022 and full year 2022 have been included.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net income	$10,458	$15,371	$5,992	$44,296	$28,217
Depreciation and amortization	39,911	39,953	43,761	164,259	178,946
Long-lived and other asset impairment	5,225	4,154	6,243	21,442	21,397
Unrealized change in fair value of investment in unconsolidated affiliate	1,864	—	—	1,864	—
Restructuring charges	—	—	950	—	2,903
Interest expense	26,380	25,177	25,424	101,259	108,135
Stock-based compensation expense	2,893	2,998	2,595	11,928	11,336
Amortization of capitalized implementation costs (1)	543	—	—	1,984	—
Indemnification income, net	—	—	—	—	(869)
Provision for (benefit from) income taxes	1,766	4,266	(1,466)	16,293	10,744
Adjusted EBITDA (2)	89,040	91,919	83,499	363,325	360,809
Less: Maintenance capital expenditures	(24,695)	(24,084)	(11,883)	(84,158)	(47,346)
Less: Other capital expenditures	(3,849)	(2,091)	(1,789)	(9,446)	(13,376)
Less: Cash tax payment	(4)	—	358	(407)	(247)
Less: Cash interest expense	(25,594)	(24,390)	(24,640)	(98,406)	(100,002)
Cash available for dividend (3)	$34,898	$41,354	$45,545	$170,908	$199,838

(1)	The amortization of capitalized implementation costs is a new adjustment beginning in the fourth quarter of 2022; as such, only the amounts for the fourth quarter of 2022 and full year 2022 have been included.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non–GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non–GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period–to–period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net cash provided by operating activities	$37,118	$76,808	$28,675	$203,450	$237,400
Inventory write-downs	(600)	(319)	(376)	(1,640)	(997)
Provision for (benefit from) credit losses	(234)	393	241	(206)	90
Gain on sale of assets, net	6,739	12,695	709	40,494	30,258
Current income tax provision (benefit)	161	115	(67)	1,064	365
Cash tax refund (payment)	(4)	—	358	(407)	(247)
Amortization of operating lease ROU assets	(799)	(832)	(958)	(3,206)	(3,880)
Amortization of contract costs	(4,951)	(4,962)	(4,467)	(19,162)	(19,990)
Deferred revenue recognized in earnings	5,247	4,168	2,301	20,956	10,382
Cash restructuring charges	—	—	950	—	2,903
Indemnification income, net	—	—	—	—	(869)
Changes in assets and liabilities	20,765	(20,537)	32,958	24,503	9,535
Maintenance capital expenditures	(24,695)	(24,084)	(11,883)	(84,158)	(47,346)
Other capital expenditures	(3,849)	(2,091)	(1,789)	(9,446)	(13,376)
Payments for settlement of interest rate swaps that include financing elements	—	—	(1,107)	(1,334)	(4,390)
Cash available for dividend (1)	$34,898	$41,354	$45,545	$170,908	$199,838

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net cash provided by operating activities	$37,118	$76,808	$28,675	$203,450	$237,400
Net cash used in investing activities	(64,370)	(20,512)	(21,747)	(130,916)	16,107
Free cash flow (1)	(27,252)	56,296	6,928	72,534	253,507
Dividends paid to stockholders	(22,589)	(22,559)	(22,351)	(90,315)	(89,343)
Free cash flow after dividend (1)	$(49,841)	$33,737	$(15,423)	$(17,781)	$164,164

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non–GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non–GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period–to–period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjust EBITDA and Cash Available for Dividend

(in thousands)

	Annual Guidance Range
	2023
	Low	High
Net income (1)	$75,000	$105,000
Interest expense	111,000	111,000
Provision for income taxes	33,000	33,000
Depreciation and amortization	167,000	167,000
Stock-based compensation expense	12,000	12,000
Amortization of capitalized implementation costs	2,000	2,000
Adjusted EBITDA (2)	400,000	430,000
Less: Maintenance capital expenditures	(75,000)	(80,000)
Less: Other capital expenditures	(15,000)	(15,000)
Less: Cash interest expense	(108,000)	(108,000)
Cash available for dividend (3)(4)	$202,000	$227,000

(1)	2022 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for both 2021 and 2020 was $21.4 million.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(24.5) million and $(9.5) million for 2022 and 2021, respectively.